Exhibit 1.1

Execution Version

LANDMARK INFRASTRUCTURE PARTNERS LP

1,600,000 7.90% SERIES B
CUMULATIVE REDEEMABLE PERPETUAL PREFERRED UNITS
REPRESENTING LIMITED PARTNER INTERESTS

UNDERWRITING AGREEMENT

August 3, 2016

August 3, 2016

UBS SECURITIES LLC

RBC CAPITAL MARKETS, LLC

FBR CAPITAL MARKETS & CO.

As Representatives of the Several Underwriters

Identified in Schedule I Annexed Hereto

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

c/o FBR Capital Markets & Co.
1300 North 17th Street
Suite 1400
North Arlington, Virginia 22209

Ladies and Gentlemen:

Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), subject to the terms and conditions stated herein, 1,600,000 7.90% Series B Cumulative Redeemable Perpetual Preferred Units (the “Firm Units”) representing limited partner interests in the Partnership (the “Series B Preferred Units”). The Partnership’s 8.00% Series A Cumulative Redeemable Perpetual Preferred Units (the “Series A Preferred Units”) representing limited partner interests in the Partnership are referred to collectively herein with the Series B Preferred Units as the “Preferred Units.”

The Partnership also proposes to issue and sell to the several Underwriters, subject to the terms and conditions stated herein, up to an additional 240,000 Series B Preferred Units (the “Additional Units”), if and to the extent that UBS Securities LLC (“UBS”), RBC Capital Markets, LLC and FBR Capital Markets & Co. (collectively, the “Representatives”), as representatives of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Units granted to the Underwriters in Section 2 hereof.  The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.”

Landmark Infrastructure Partners GP, LLC, a Delaware limited liability company (the “General Partner”), the Partnership and Landmark Infrastructure Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“Operating LLC”), and the entities listed on Schedule IV hereto, which are wholly owned subsidiaries of Operating LLC (the “Subsidiaries), are referred to collectively herein as the “Partnership Entities,” and each, individually, a “Partnership Entity.”  The General Partner, the Partnership and Operating LLC are referred to collectively herein as the “Partnership Parties” and each, individually, a “Partnership Party.”

As of the Closing Date (as defined below), the Partnership will amend and restate its Second Amended and Restated Agreement of Limited Partnership (the “Original Partnership Agreement”) to be the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) to authorize and establish the terms of the Series B Preferred Units. References herein to the “Partnership Agreement” for periods prior to the Closing Date mean the Original Partnership Agreement and for periods as of or after the Closing Date mean the Third Amended and Restated Agreement of Limited Partnership.

The Partnership has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-208316), including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Units (the “Offering”). Such registration statement, as amended, including the exhibits, the documents filed as part thereof and the documents and information incorporated by reference therein, and the information deemed to be part of such registration statement at the time of effectiveness pursuant to the Securities Act, is hereinafter referred to as the “Registration Statement.”  The Partnership has also filed with, or transmitted for filing to, or shall promptly after the date of this Underwriting Agreement (this “Agreement”) file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus supplement, together with the Base Prospectus (in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act that meets the requirements of Section 10(a) of the Securities Act, the “Prospectus”).  The term “Preliminary Prospectus,” as of any time, means any preliminary form of Prospectus, including without limitation the preliminary prospectus supplement dated August 3, 2016, filed with the Commission pursuant to Rule 424(b) under the Securities Act at such time, that omits certain information as permitted by Rule 430B under the Securities Act.

As used herein, the terms “Preliminary Prospectus,” “Time of Sale Prospectus” (as defined below) and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date of such prospectus. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described” or “stated” in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus (or other references of like import) shall include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the Securities Act and rules and regulations thereunder to be a part of or included in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the

Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, shall include the filing of any documents under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated in or otherwise deemed by the rules and regulations of the Securities Act to be a part of or included in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act; “Time of Sale Prospectus” means the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof), together with each free writing prospectus, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”); “Time of Sale” means 3:20 p.m. (Central Time) on the date of this Agreement; and “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act. As used herein, “Testing-the-Waters Communication” means any oral or written communication by the Partnership or any person authorized to act on behalf of the Partnership, with potential investors undertaken in reliance on Section 5(d) of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Permitted Testing-the-Waters Communication” means any Written Testing-the-Waters Communication specifically authorized and approved by the Partnership to be made by the Representatives.

1.                                      Representations and Warranties of the Partnership Parties.  Each of the Partnership Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters as of the Time of Sale, the Closing Date and each Option Closing Date (as defined below), if any, that:

(a)                                 The Partnership meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect, and, no proceedings for such purpose are pending before or, to the knowledge of any Partnership Party, threatened by the Commission.

(b)                                 The Preliminary Prospectus filed pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 424 or 430B under the Securities Act).

(c)                                  (i) The Registration Statement, when it became effective and at the time of execution of this Agreement, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration

Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations thereunder; (iii) the Time of Sale Prospectus at the Time of Sale did not, and at the Closing Date and, if applicable, at each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus that has not been superseded or modified and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433 under the Securities Act; (v) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, the Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon or in reliance upon information relating to any Underwriter furnished to the Partnership in writing by any Underwriter through the Representatives expressly for use therein, and, each Partnership Party agrees and acknowledges that the only information furnished by the Underwriters to any Partnership Party expressly for use therein are the statements contained in the fourth and fifth paragraphs, and under the captions “Price Stabilization, Short Positions and Penalty Bids” and “Electronic Distribution” of the “Underwriting” section of the Preliminary Prospectus and Prospectus (collectively, the “Underwriter Information”).

(d)                                 Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectus and the Permitted Free Writing Prospectuses; the Partnership has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Representatives, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Representatives before first use.  Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance, in all material respects, with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and Rule 433 under the Securities Act; the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the Offering, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 430 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Units, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; and each Permitted Free Writing Prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act.

(e)                                  The Partnership meets the requirements to incorporate documents by reference in the Registration Statement. The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The documents incorporated or deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)                                   The Partnership was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering contemplated by the Registration Statement.

(g)                                  From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(h)                                 The Partnership (i) has not alone engaged in any Testing-the-Waters Communication, (ii) has not authorized anyone to engage in such communications and (iii) has not distributed or approved for distribution any Written Testing-the-Waters Communication.

(i)                                     The Common Units are duly listed, and admitted and authorized for trading, on the NASDAQ Global Market (the “NASDAQ”).

(j)                                    To the knowledge of each Partnership Party, there are no “affiliations” or “associations” (as such terms are used in FINRA Rule 5110) between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) (A) the General Partner, (B) the Partnership, (C) any of the General Partner’s officers or directors, (D) any beneficial holder of 5% or more of any class of securities of the Partnership, or (E) any beneficial owner of the Partnership’s or any of the Subsidiaries’ unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date on which the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(k)                                 Each of the Partnership Entities has been duly formed or organized and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its formation or organization.  Each of the Partnership Entities has the full limited partnership or limited liability company, as applicable, power and authority to own its property and to conduct its business as described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Partnership Entities, taken as a whole (any such effect or result, a “Material Adverse Effect”), (ii) prevent or materially interfere with consummation by any of the Partnership Entities of the transactions contemplated by this Agreement, or (iii) subject the limited partners of the Partnership to any material liability or disability.

(l)                                     Landmark Dividend LLC, a Delaware limited liability company (“Landmark”), owns, and at the Closing Date and at each Option Closing Date, if any, will own 100% of the issued and outstanding limited liability company interests in the General Partner. Such limited liability company interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the General Partner (the “GP LLC Agreement”) and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Landmark owns and, at the Closing Date and at each Option Closing Date, if any, will own, such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) other than Liens arising under or in connection with the credit facility dated as of December 21, 2012, among Landmark, Regions Bank and the other parties thereto (as amended, the “Landmark Credit Facility”);

(m)                             Landmark owns, at the Closing Date and at each Option Closing Date, if any, will own 3,135,109 subordinated units representing limited partner interests (the “Sub Units”) in the Partnership and 228,589 common units representing limited partner interests in the Partnership (“Common Units”). Such Sub Units and Common Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Landmark owns, and, at the Closing Date and at each Option Closing Date, if any, will own, such Sub Units and Common Units free and clear of all Liens, other than Liens arising under or in connection with the Landmark Credit Facility.

(n)                                 The General Partner is, and at the Closing Date and at each Option Closing Date, if any, will be, the sole general partner of the Partnership; and the General Partner owns and at the Closing Date and at each Option Closing Date, if any, will own (i) the non-economic general partner interest in the Partnership (the “GP Interest”) and (ii) all of the equity interests classified as incentive distribution rights under the Partnership Agreement (“IDRs”); the GP Interest has

been duly authorized and validly issued in accordance with the Partnership Agreement; the IDRs have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement); and the General Partner owns, and at the Closing Date and at each Option Closing Date, if any, will own the GP Interest and the IDRs, in each case, free and clear of all Liens.

(o)                                 The Partnership owns, and at the Closing Date and at each Option Closing Date, if any, the Partnership will own, 100% of the issued and outstanding limited liability company interests in Operating LLC; such limited liability company interests have been duly authorized and are validly issued in accordance with the limited liability company agreement of Operating LLC (the “Operating LLC Agreement”) and are fully paid (to the extent required by the Operating LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns and, at the Closing Date and at each Option Closing Date, if any, will own, such limited liability company interests free and clear of all Liens, other than Liens arising under or in connection with that certain credit agreement dated as of November 19, 2014, among the Partnership, Operating LLC and the other parties thereto (the “Credit Agreement”).

(p)                                 Operating LLC owns, and, at the Closing Date and at each Option Closing Date, if any, will own, 100% of the issued and outstanding limited liability company interests in each of the Subsidiaries; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable amended and restated limited liability company agreement of such subsidiary (each, a “Subsidiary LLC Agreement”), and have been fully paid (to the extent required by the applicable Subsidiary LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Section 101.206 of the Texas Business Organizations Code); and, Operating LLC owns, and, at the Closing Date and at each Option Closing Date, if any, will own, such limited liability company interests free and clear of all Liens, other than Liens arising under or in connection with (i) the Credit Agreement, (ii) the Indenture (the “Indenture”), dated as of June 16, 2016, by and among, LMRK Issuer Co. LLC (the “Issuer”), LD Acquisition Company 8 LLC (“LDAC 8”), LD Acquisition Company 9 LLC (“LDAC 9”), LD Acquisition Company 10 LLC (“LDAC 10” and, together with the Issuer, LDAC 8 and LDAC 9, the “Obligors”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by that certain Indenture Supplement, dated as of June 16, 2016, by and among the Obligors and the Indenture Trustee (the “Supplemental Indenture”), or (iii) the Guarantee and Security Agreement (the “Security Agreement”), dated as of June 16, 2016, between LMRK Guarantor Co. LLC and the Indenture Trustee.

(q)                                 As of the date of this Agreement, (i) the issued and outstanding partnership interests of the Partnership consist of the Sub Units, 12,155,154 Common Units, 863,657 Series A Preferred Units (together with the Sub Units and the Common Units, the “Existing Units”), the GP Interest and the IDRs; and (ii) the Existing Units and the IDRs are the only limited partner interests of the Partnership issued and outstanding. All of the Existing Units and the limited partner interests represented thereby have been duly authorized, validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the

Partnership Agreement) and are nonassessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).

(r)                                    The Units to be sold by the Partnership pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters and, when issued and delivered by the Partnership in accordance with the terms of this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act).

(s)                                   The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(t)                                    Except (A) as described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for such rights that have been waived by the holders thereof, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any Partnership Entity or (ii) outstanding options or warrants to purchase any securities of any Partnership Entity. Except as set forth in the Partnership Agreement, none of (i) the filing of the Registration Statement, and (ii) the offering or sale of the Units as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any Common Units or other securities of any Partnership Entity, including the Units.

(u)                                 Each Partnership Party has the full partnership or limited liability company power and authority, as the case may be, necessary (i) to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken, (ii) in the case of the Partnership, to issue, sell and deliver the Units upon the terms and conditions set forth in this Agreement, and (iii) in the case of the General Partner, to act as the general partner of the Partnership.

(v)                                 (i) The General Partner does not own, and, at the Closing Date and at each Option Closing Date, if any, will not own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than the IDRs and the GP Interest in the Partnership; (ii) neither the Partnership nor Operating LLC owns, and, at the Closing Date and at each Option Closing Date, if any, neither the Partnership nor Operating LLC will own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than (A) the Partnership’s interest in Operating LLC, (B) Operating LLC’s interest in the Subsidiaries and (C) the Partnership’s interest in Landmark Infrastructure Finance Corp.; and (iii) the Subsidiaries do not own, and, at the Closing Date and at each Option Closing Date, if any, will not own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than such Subsidiary’s interest in another Subsidiary.

(w)                               This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties. As of the Closing Date, the Partnership Agreement will have been duly authorized, executed and delivered by each party thereto and will be a valid and legally binding agreement of each party thereto; provided that, with respect to the Partnership Agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(x)                                 None of (i) the execution, delivery and performance of this Agreement by any Partnership Party; (ii) the offering, issuance and sale of the Units as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; or (iii) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) conflicted, conflicts or will conflict with or constitutes or will constitute a violation of any formation, governing or other organizational documents (“Organizational Documents”) of any Partnership Entity, (B) conflicted, conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or a Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound, (C) violated, violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body directed to any Partnership Entity or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) resulted, results or will result in the creation or imposition of any Lien upon any property or assets of any Partnership Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (A), (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with the consummation by any of the Partnership Entities of the transactions contemplated by this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of material indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption of repayment of all or a portion of such indebtedness by any of the Partnership Entities.

(y)                                 None of the Partnership Entities (i) is in violation of its Organizational Documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) is in breach, default (nor has an event occurred that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (i), (ii) or (iii), would, if continued, not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with consummation by any of the Partnership Entities of the transactions contemplated by this Agreement.

(z)                                  No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ) having jurisdiction over any of the Partnership Entities or any of their respective properties, or approval of the Partnership’s equityholders, is required in connection with the (i) the execution, delivery and performance of this Agreement by any Partnership Party; (ii) the offering, issuance and sale of the Units as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; or (iii) the application of the proceeds as described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus, other than (x) registration of the Units under the Securities Act, which has been effected, (y) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Units are being offered by the Underwriters, or (z) under the FINRA Rules.

(aa)                          The Organizational Documents of each of the Partnership Entities have been duly authorized and validly executed and delivered by the parties thereto and are valid and legally binding agreements of such party, enforceable against such party in accordance with their respective terms; provided, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws, including laws relating to fiduciary duties and indemnification and implied duties of good faith and fair dealing, and public policy.

(bb)                          There are no actions, suits, claims, investigations, inquiries or proceedings (collectively, “Actions”) pending or, to the knowledge of any Partnership Party, threatened or contemplated to which any Partnership Entity or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), other than such Actions that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such Actions that, if resolved adversely to such Partnership Entity would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with consummation by any of the Partnership Entities of the transactions contemplated by this Agreement.

(cc)                            None of the Partnership Entities are, and, after giving effect to the issuance and sale of the Units and the application of the proceeds thereof as described in the Time of Sale

Prospectus and the Prospectus, none of them will be, required to register as an “investment company” or be deemed to be a company “controlled by” an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)                          The Partnership’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

(ee)                            Ernst & Young LLP, who has certified certain financial statements (including the supporting schedules) and the related notes thereto included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and Prospectus is and was, during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Partnership and the Partnership’s “Predecessor” (as defined in the Registration Statement) within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act and the Exchange Act.

(ff)                              The historical combined financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position, results of operations, cash flows and changes in equity of the entities purported to be shown thereby as of the dates and for the periods specified thereby and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; the financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership and the Partnership’s Predecessor (as defined in the Registration Statement) to which such data relate; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included or incorporated by reference as required; and all disclosures contained in the Time of Sale Prospectus and the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)                            All statistical or market-related data included or incorporated by reference in the Registration Statement, Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Partnership Parties reasonably believe to be reliable and accurate in all material respects.  Each “forward-looking statement” (within the coverage of Rule 175(b) of the Securities Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(hh)                          Except as disclosed or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, such failure to receive required permits, licenses or other approvals or such failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.  There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) known to be arising from a Partnership Entity’s operations which would have or be reasonably expected to have a Material Adverse Effect.

(ii)                                  Except as disclosed or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or as set forth in the Partnership Agreement, there are no contracts, agreements or understandings between any Partnership Entity and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include the offering of such securities in the Registration Statement.

(jj)                                There are no contracts or documents that are required to be described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(kk)                          Except as disclosed or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between any Partnership Entity and any person that would give rise to a valid claim against any Partnership Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(ll)                                  Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change or any development that would reasonably be expected to result in a material adverse change in the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Partnership Entities, taken as a whole; (ii) no Partnership Entity has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) no Partnership Entity has sustained any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (iv) no Partnership Entity has purchased any of its outstanding equity interests, nor declared, paid or otherwise made any distribution of any kind on its equity interests (other than the publicly announced quarterly cash distribution on the Common Units, Sub Units and Series A Preferred Units); and (v) there has not been any material change in the equity interests, short-term debt or long-term debt of any Partnership Entity; except in each such case as described, incorporated by reference or contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(mm)                  Each Partnership Entity has good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except (i) such as are described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including pursuant to the Credit Agreement, the Indenture, as supplemented by the Supplemental Indenture, and the Security Agreement, (ii) such as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (iii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such Partnership Entity.

(nn)                          (i) Each Partnership Entity has valid and enforceable leasehold interests, valid and enforceable easements or good and marketable fee simple title, as applicable, to all real property interests held (the “Properties”), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, defects or encumbrances of any kind except (A) as described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including pursuant to the Credit Agreement, the Indenture, as supplemented by the Supplemental Indenture, and the Security Agreement, (B) as set forth in a title policy issued to such Partnership Entity or (C) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii)  each of the Properties complies with all applicable codes, ordinances, laws, and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) no Partnership Entity has any notice of any material claim with respect to its Properties that has been asserted by anyone adverse to the rights of any Partnership Entity with respect to its Properties; (iv) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there have been no terminations or written notices of intent to terminate any Partnership Entity’s interest in any Properties; and (iv) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant or subtenant under any of the terms and provisions of the easements, leases and subleases of space at the Properties.

(oo)                          Each Partnership Entity owns or possesses adequate rights to use or receive the benefits of all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or that is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and each Partnership Entity is unaware of any claim to the contrary or any challenge by any other person to the rights of any Partnership Entity with respect to the Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of any of the Partnership Entities, except as would not reasonably be expected to have a Material Adverse Effect.  No Partnership Entity has received notice of a claim by a third party that it has infringed or is infringing the intellectual property of such third party.

(pp)                          No material labor dispute exists with the employees of any of the Partnership Entities or the employees that perform services on behalf of any of the Partnership Entities, except as described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of any Partnership Party, is imminent; and no Partnership Entity is aware of any existing, threatened or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(qq)                          The Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Partnership Entities would have any liability; neither the Partnership nor the General Partner has incurred nor does either expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Partnership Entities would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(rr)                                The Partnership Entities are insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and no Partnership Entity has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ss)                              Each of the Partnership Entities possesses all permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Governmental Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for any Governmental Permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Permits, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Governmental Permits are valid and in full force and effect, except where the invalidity of such Governmental Permits or the failure of such Governmental Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Partnership Parties, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(tt)                                No Partnership Entity is subject to any direct or indirect prohibition on paying or making any distributions on such entity’s equity securities to any other Partnership Entity, on repaying any loans or advances to any other Partnership Entity or on transferring any of such entity’s property or assets to any Partnership Entity, except as described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus or otherwise set forth in the Credit Agreement, the Indenture, as supplemented by the Supplemental Indenture, and the Security Agreement.

(uu)                          There is and has been no failure on the part of the Partnership or any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, in each case that are effective and applicable to the Partnership, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv)                          The Partnership Entities maintain a system of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (a) as of the date of the Partnership’s most recent balance sheet audited by Ernst & Young LLP included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Partnership’s internal control over financial reporting (whether or not remediated), and (2) to the knowledge of the Partnership Parties, no fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and (b) since the date of Partnership’s most recent balance sheet audited by Ernst & Young LLP included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(ww)                      The Partnership maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, and required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is made known to the General Partner’s principal executive officer and principal financial officer by others within those entities, to allow timely decisions regarding disclosure thereof; and such disclosure controls and procedures are effective in all material respects in performing the functions for which they were established.

(xx)                          No Partnership Entity has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements (i) referred to or described or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect, or (ii) filed as an exhibit to the Registration Statement; and no such termination or non-renewal has been threatened by a Partnership Entity or, to the knowledge of any Partnership Party, any other party to any such contract or agreement, except in such cases that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(yy)                          There are no business relationships or related-party transactions involving any Partnership Entity or any other person required to be described or incorporated by reference by the Securities Act in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described or incorporated by reference as required.

(zz)                            Except as disclosed or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no Partnership Entity has a material lending or other relationship with any Underwriter (or an affiliate thereof) and does not intend to use any of the proceeds from the sale of the Units to repay any outstanding debt to any Underwriter (or an affiliate thereof).

(aaa)                   All tax returns required to be filed by the Partnership Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due from such entities have been timely paid, other than those either (i) being contested in good faith and for which adequate reserves have been provided or (ii) which, if not paid, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bbb)                   None of the Partnership Entities, or, to the knowledge of any Partnership Party, any director, officer, agent, employee or affiliate or person acting on behalf of any Partnership Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each Partnership Entity and, to the knowledge of each of the Partnership Entities, such Partnership Entity’s respective affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(ccc)                      The operations of each Partnership Entity are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly known as the USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity or with respect to the Money Laundering Laws is pending or, to the best knowledge of any Partnership Party, threatened.

(ddd)                   None of the Partnership Entities or, to the knowledge of any Partnership Party, any director, officer, agent, employee, affiliate or person acting on behalf of any Partnership Entity, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); and the Partnership Entities will not directly or indirectly use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding, financing or facilitating the activities of any person or in any country or territory that at such time is the subject of Sanctions or in any other matter that will result in a violation of Sanctions by any person.

(eee)                      The Partnership has not sold or issued any securities that would be integrated with the offer of the Units contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(fff)                         Other than Landmark Infrastructure Asset OpCo LLC, none of the Subsidiaries has elected, and it is not currently intended that any of the Subsidiaries will elect, to be treated as a corporation for U.S. Federal income tax purposes.

(ggg)                      None of the Partnership Entities or any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

2.                                      Agreements to Sell and Purchase. The Partnership hereby agrees to issue and sell the Firm Units to the several Underwriters at a purchase price of $24.2125 per Series B Preferred Unit (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Partnership at the Purchase Price the number of Firm Units set forth opposite such Underwriter’s name set forth in Schedule I hereto.

Moreover, the Partnership hereby agrees to issue and sell up to 240,000 Additional Units to the Underwriters at the Purchase Price, less an amount per Series B Preferred Unit equal to any cash distribution payable by the Partnership on the Firm Units but only to the extent that such distribution is not payable on the Additional Units, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to the Additional Units at the Purchase Price, less an amount per share equal to any cash distribution payable by the Partnership on the Firm Units but only to the extent that such distribution is not payable on the Additional Units.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Partnership not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Additional Units are to be purchased.  Each purchase date of Additional Units must be at least one business day after the written notice is given to the Partnership and may not be earlier than the Closing Date or later than ten business days after the date of such notice.  On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite such Underwriter’s name bears to the total number of Firm Units.

3.                                      Terms of Public Offering. It is understood that the Underwriters propose to offer the Units for sale to the public initially at a price of $25.00 per Series B Preferred Unit (the “Public Offering Price”) and to certain dealers selected by UBS at a price that represents a concession not in excess of $0.5000 per Series B Preferred Unit under the Public Offering Price, as set forth in the Prospectus.

4.                                      Payment and Delivery. Payment for the Firm Units to be sold by the Partnership shall be made to the Partnership in Federal same day funds by wire transfer to a bank account reasonably acceptable to the Partnership and the Underwriters against delivery of such Firm Units for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on August 8, 2016, or at such other time on the same or such other date, not later than August 8, 2016, as shall be designated in writing by UBS.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Partnership in Federal same day funds by wire transfer to a bank account reasonably acceptable to the Partnership and the Underwriters against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than September 19, 2016, as shall be designated in writing by UBS.

The Firm Units and Additional Units shall be registered in such names and in such denominations as UBS shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Units and Additional Units shall be delivered to UBS on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters.

5.                                      Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Partnership Parties contained in this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Partnership Parties have performed their respective obligations required to be performed prior to the Closing Date or an Option Closing Date, as the case may be, and the following conditions:

Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and at each Option Closing Date, if any:

(a)                                 There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating, if any, accorded any of the securities of any Partnership Entity by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(b)                                 There shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in the Representatives’ judgment, impracticable to offer or sell the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)                                  The Underwriters shall have received on the Closing Date and on each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer and Chief Financial Officer of the General Partner, to the effect that (i) the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be; (ii) the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened, and as to such other matters as the Representatives may reasonably request.  The delivery of the certificate provided for in this Section 5(c) shall constitute a representation and warranty of the Partnership Parties as to the statements made in such certificate.

(d)                                 (i) The Underwriters shall have received on the Closing Date and on each Option Closing Date, if any, the opinions and the negative assurance letter of Latham & Watkins LLP, outside counsel for the Partnership Entities, dated the Closing Date or such Option Closing Date, as the case may be, in each such case, in such form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibits A-1, A-2 and A-3 hereto.  The opinion of Latham & Watkins LLP shall be rendered to the Underwriters at the request of the Partnership Entities and shall so state therein.

(ii)                                  The Underwriters shall have received on the Closing Date and on each Option Closing Date, if any, the opinion of the General Counsel for the Partnership Entities, dated the Closing Date or such Option Closing Date, as the case may be, in each such case, in such form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-4 hereto.  The opinion of the General Counsel shall be rendered to the Underwriters at the request of the Partnership Entities and shall so state therein.

(iii)                               The Underwriters shall have received on the Closing Date and on each Option Closing Date, if any, the opinions of Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel for the Partnership Entities, dated the Closing Date or such Option Closing Date, as the case may be, in each such case, in such form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-5 hereto.  The opinion of Morris, Nichols, Arsht & Tunnell LLP shall be rendered to the Underwriters at the request of the Partnership Entities and shall so state therein.

(e)                                  The Underwriters shall have received on the Closing Date and on each Option Closing Date, if any, an opinion and negative assurance statement of Andrews Kurth LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion and negative assurance statement, Andrews Kurth LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Partnership Entities and of public officials.

(f)                                   The Underwriters shall have received, on each of the date hereof, the Closing Date and at each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, addressed to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the historical financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date and on each Option Closing Date, as the case may be, shall use a “cut-off date” not earlier than three days prior to the delivery thereof.

(g)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act, and any issuer free writing prospectus or other material required to be filed by the Partnership pursuant to Rule 433 under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Partnership, threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or each Option Closing Date, as the case may be, prevent the issuance or sale of the Units; and no injunction, decree or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or each Option Closing Date, as the case may be, prevent the issuance or sale of the Units.

(h)                                 The “lock-up” agreement, each substantially in the form of Exhibit B hereto, between the Representatives, on the one hand, and the executive officers and directors of the General Partner and each beneficial owner of more than 5% of the Series A Preferred Units identified on Schedule III to this Agreement, relating to sales and certain other dispositions of Series A Preferred Units, or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)                                     Prior to the date hereof, FINRA shall have confirmed in writing that it has no objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(j)                                    On or prior to the Closing Date, the Partnership shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(k)                                 As of the Closing Date, the General Partner, on its own behalf and on behalf of the limited partners of the Partnership, shall have executed and delivered the Partnership Agreement in form and substance reasonably satisfactory to the Representatives.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request, including certificates of officers of the General Partner, on behalf of the General Partner or on behalf of the Partnership Entities, as applicable, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional Units.

6.                                      Covenants of the Partnership Parties. The Partnership Parties covenant with each Underwriter as follows:

(a)                                 To furnish to the Representatives, without charge, a conformed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the

Representatives in New York, New York, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may request.

(b)                                 Within a reasonable time prior to amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably objects, to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus supplement (including the Prospectus) required to be filed pursuant to such Rule and to file any issuer free writing prospectus to the extent required by Rule 433 under the Securities Act.

(c)                                  To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably objects.

(d)                                 Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  To advise the Representatives promptly (i) when any supplement to the Prospectus or any issuer free writing prospectus or any amendment to the Prospectus has been filed or distributed, (ii) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or for additional information with respect thereto, or (iii) of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or any amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as practicable.

(f)                                   If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of

Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  If, during such period after the first date of the Offering as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Partnership) to which Units may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)                                 If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as practicable; and the Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430B under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).

(i)                                     To file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Units.

(j)                                    Promptly to furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Units for offer and sale under the securities or “blue sky” laws of such states and other jurisdictions (domestic or foreign) as the Representatives shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction; and to promptly advise the Representatives of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(k)                                 To make generally available to the Partnership’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(l)                                     To use its reasonable best efforts to cause the Units to be listed on NASDAQ within 30 days of the Closing Date and to maintain the listing of the Preferred Units, including the Units, on NASDAQ.

(m)                             During the period beginning on the date hereof and ending 60 days after the date of the Prospectus, and without the prior written consent of the Representatives on behalf of the Underwriters, not to (i) issue, offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any Preferred Units or any securities substantially similar to the Preferred Units, (ii) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Preferred Units, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Units, Preferred Units or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any Preferred Units or any securities substantially similar to the Preferred Units, or (iv) publicly disclose or announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above.  The restrictions contained in the preceding sentence shall not apply to (A) the Units to be sold hereunder, or (B) the private placement by the Partnership of Preferred Units in connection with an acquisition from Landmark or any of the entities listed on Schedule IV attached hereto as long as each recipient of any Preferred Units executes a “lock-up” letter substantially the same as those described in Section 5(h) above for the remainder of such 60-day restricted period. If UBS agrees to release or waive the restrictions set forth in a lock-up letter described in Section 5(h) above for an officer or director of the General Partner and provides the Partnership with notice of the impending release or waiver, the Partnership agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

(n)                                 To prepare a final term sheet relating to the Offering, containing only information that describes the final terms of the Offering in a form consented to by the Representatives and attached hereto as Exhibit C, and to file such final term sheet within the period required by Rule 433(d) under the Securities Act following the date on which the final terms have been established for the Offering.

(o)                                 To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(p)                                 Not to take, directly or indirectly, any action designed to cause or result in, or which will constitute, or has constituted, or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(q)                                 Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, except in each case other than the Prospectus.

(r)                                    To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Partnership, a registrar for the Common Units and the Preferred Units.

(s)                                   To apply the net proceeds to the Partnership from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(t)                                    To use its commercially reasonable efforts to cause the Units to be eligible for clearance, settlement and trading through DTC.

(u)                                 To promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) the time when a prospectus relating to the Units is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (b) the expiration of the lock-up period described in Section 6(m) above.

7.                                      Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Partnership agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any securities or “blue sky” memorandum in connection with the offer and sale of the Units under the securities laws of the jurisdictions in which the Units may be offered or sold and all expenses in connection with the qualification of the Units for offer and sale under such securities laws as provided in Section 6(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with a “blue sky” memorandum (in an amount not to exceed $10,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the Offering by FINRA (in an amount not to exceed $25,000), (v) all costs and expenses incident to listing the Units on

NASDAQ, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership Entities and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement, (x) reasonable, documented out-of-pocket expenses incurred by the Underwriters incurred in connection with the Offering, including, but not limited to, reasonable attorney’s fees; provided, that the Partnership shall only be required to pay up to $50,000 of aggregate expenses incurred by the Underwriters pursuant to subclauses (ii), (iii) (iv) and (x) of this Section 7, and (xi) all other costs and expenses incident to the performance of the obligations of the Partnership Parties hereunder for which provision is not otherwise made in this Section 7.

Except as expressly set forth herein, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.  Notwithstanding the above, if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 9(a) or Section 9(c) hereof or because of any refusal, inability or failure on the part of any Partnership Party to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, then the Partnership Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Representatives on demand for all out-of-pocket expenses up to $50,000 (including fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or in furtherance of the Offering.

8.                                      Indemnity and Contribution.  (a) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each director, officer and employee of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act that participated or is alleged to have participated in this Offering from and against any and all losses, claims, damages and liabilities, including actions and other proceedings in respect thereof and including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such claim, action or other proceeding (any of the foregoing being a “Loss”), caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties shall not be liable under this Section 8(a) to the extent that such Losses are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication, or the Prospectus or any amendment, supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such Losses are caused by, arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the Underwriter Information.

(c)                                  In case any claim, action or other proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement.  The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Underwriters, all directors, officers and employees of the Underwriters, and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter that participated or is alleged to have participated in this Offering within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate law firm (in addition to any local counsel) for the Partnership Parties, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate law firm for the Underwriters and such directors, officers, employees, control persons and affiliates of any Underwriters, such law firm shall be designated in writing by the Representatives.  In the case of any such separate law firm for the Partnership Parties, and such directors, officers and control persons of the Partnership Parties, such firm shall be designated in writing by the General Partner.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, then the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on Losses that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the net proceeds from the Offering (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units.  The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e)                                  The Partnership Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any director, officer or employee of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Partnership, the officers or directors of its General Partner or any person controlling the Partnership Parties and (iii) acceptance of and payment for any of the Units.

9.                                      Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (a) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, (b) trading generally shall have been suspended or materially limited or minimum or maximum prices shall have been established, or maximum ranges for prices have been required, on, or by, NASDAQ, or by order of the Commission or FINRA or any other governmental authority, (c) trading of any securities of the Partnership shall have been suspended or materially limited on any exchange or in any over-the-counter market, (d) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (e) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or state authorities, (f) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (g) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (f) or (g), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

10.                               Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)                                 If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date (the “Defaulted Units”), then the Representatives shall have the right in its discretion to arrange for the purchase by one or more of the non-defaulting Underwriters, or any other underwriters reasonably satisfactory to the Partnership, of all but not less than all of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth. If within 36 hours after such default by any Underwriter, the Representatives does not arrange for the purchase of such Defaulted Units, then the Partnership shall be entitled to a further period of 36 hours (which may be waived by the Partnership) within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase the Defaulted Units on such terms as are acceptable to the Partnership. In the event that, within the respective prescribed periods, the Representatives notifies the Partnership that they have so arranged for the purchase of the Defaulted Units, or the Partnership Parties notify the Representatives that they have so arranged for the purchase of the Defaulted Units, the Representatives or the Partnership Parties shall have the right to postpone the Closing Date or an Option Closing Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10(a) with like effect as if such person had originally been a party to this Agreement with respect to the Defaulted Units.

(b)                                 If, after giving effect to any arrangements for the purchase of Defaulted Units by the Representatives or the Partnership Parties as provided in subsection (a) above, the aggregate number of Defaulted Units that remains unpurchased does not exceed one-tenth of the aggregate number of the Units to be purchased on such date, then the Partnership Parties shall have the right to require each non-defaulting Underwriter to purchase the number of Units that such Underwriter agreed to purchase under this Agreement at the Closing Date or an Option Closing Date, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata shares (based on the number of Units that such Underwriter agreed to purchase hereunder) of the Defaulted Units for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of Defaulted Units by the Representatives or the Partnership Parties as provided above, the aggregate number of Defaulted Units that remains unpurchased exceeds one-tenth of the aggregate number of the Units to be purchased on the Closing Date or an Option Closing Date, as the case may be, or if the Partnership Parties shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase the Defaulted Units, then this Agreement (or, with respect to an Option Closing Date, the obligations of the Underwriters to sell the Additional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership Parties, except for expenses to be borne by the Partnership Parties and the Underwriters as provided in Section 7 and for the indemnification and contribution agreements in Section 8 hereof; but nothing herein shall relieve any defaulting Underwriter from liability for its default.

11.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Entire Agreement; No Advisory or Fiduciary Relationship.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, represents the entire agreement between the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the Offering, and the purchase and sale of the Units.

(b)                                 Each Partnership Party acknowledges that in connection with the Offering:  (i) the Underwriters have acted at arm’s length, as principals and are not agents of, and owe no fiduciary duties to, any of the Partnership Parties, any of their respective subsidiaries, any of their respective officers, directors, shareholders, affiliates or creditors, or any other person; (ii) the Underwriters owe the Partnership Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the each Partnership Party has consulted its respective legal, accounting, regulatory and tax advisors to the extent that it deemed appropriate; and (iv) the Underwriters may have interests that differ from those of the Partnership Parties.  Each Partnership Party waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

13.                               Intended Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Partnership Parties and their respective successors.  No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any individual or entity, other than the Underwriters and the Partnership Parties and their respective successors, and the controlling persons, affiliates, officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement is intended to be for the sole and exclusive benefit of the Underwriters and the Partnership Parties and their respective successors, and said controlling persons, affiliates, officers and directors and their heirs and legal representatives, and for the benefit of no one else.

14.                               Partial Unenforceability.  The invalidity or unenforceability of any Section, subsection, paragraph, clause or other provision of this Agreement shall not affect the validity or enforceability of any other Section, subsection, paragraph, clause or other provision hereof.  If any Section, subsection, paragraph, clause or other provision of this Agreement is for any reason determined to be invalid or unenforceable, then there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make the remainder of this Agreement valid and enforceable.

15.                               Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  An executed counterpart of a signature page of this Agreement delivered by facsimile, e-mail or other electronic means, shall be deemed to have, for all purposes, the same force and legal effect as delivery of an original, manually executed counterpart of this Agreement.

16.                               Applicable Law.  This Agreement  and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

17.                               WAIVER OF TRIAL BY JURY.  EACH OF THE PARTNERSHIP PARTIES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS EQUITYHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.                               Research Analyst Independence. The Partnership Parties acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership Parties, the value of the Units and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties by any Underwriter’s investment banking division. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

20.                               USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt shall be delivered, mailed or sent to the parties as follows:

(a)                                 If to the Underwriters, to:

UBS Securities LLC
Attention: Syndicate
1285 Avenue of the Americas
New York, New York 10019

RBC Capital Markets, LLC
Attention: Equity Syndicate

200 Vesey Street, 8th Floor
New York, New York 10281-8098

FBR Capital Markets & Co.
Attention: Legal Department
300 North 17th Street
Suite 1400
North Arlington, VA 22209

(b)                                 If to the Partnership Parties, to:

Landmark Infrastructure Partners LP

Attention: George P. Doyle

2141 Rosecrans Avenue, Suite 2100

P.O. Box 3429

El Segundo, CA 90245

Fax: (310) 361-5791

Please confirm that the foregoing correctly sets forth the agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

LANDMARK INFRASTRUCTURE PARTNERS LP

By:	Landmark Infrastructure Partners GP LLC,
its General Partner

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC

By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

Signature Page to Underwriting Agreement

Accepted as of the date hereof

UBS SECURITIES LLC
RBC CAPITAL MARKETS, LLC
FBR CAPITAL MARKETS & CO.

Acting on behalf of themselves and
the several Underwriters named in
Schedule I hereto

UBS SECURITIES LLC

By:	/s/ Nicholas Bilodeau
Nicholas Bilodeau
Director

By:	/s/ Tom Driscoll
Tom Driscoll
Associate Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Scott G. Primrose
Authorized Signatory

FBR CAPITAL MARKETS & CO.

By:	/s/ Kenneth P. Slosser
Kenneth P. Slosser
EVP and Head of Investment Banking

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Units To Be Purchased	Number of Additional Units To Be Purchased Upon Exercise in Full of Underwriter’s Option to Purchase Additional Units
UBS Securities LLC	680,000	102,000
RBC Capital Markets, LLC	520,000	78,000
FBR Capital Markets & Co.	240,000	36,000
Janney Montgomery Scott LLC	80,000	12,000
Wunderlich Securities, Inc.	80,000	12,000
Total:	1,600,000	240,000

SCHEDULE II

Time of Sale Prospectus

1.                                      Final Term Sheet of Landmark Infrastructure Partners dated August 3, 2016 and attached to the Agreement as Exhibit C

SCHEDULE III

Unitholders, Executive Officers, Directors and Accredited Investors
Subject to Lock-Up Agreements

Arthur P. Brazy, Jr.

George P. Doyle

Daniel E. Parsons

Matthew P. Carbone

James F. Brown

Nandit Gandhi

Edmond G. Leung

Ronald W. Readmond

Thomas Carey White III

Gerald A. Tywoniuk

SCHEDULE IV

Subsidiaries of Landmark Infrastructure Operating Company LLC

Landmark Infrastructure Asset OpCo LLC

Landmark Infrastructure Opco-R LLC

LD Acquisition Company LLC

LD Acquisition Company 2 LLC

LD Acquisition Company 5 LLC

LD Acquisition Company 6 LLC

LD Acquisition Company 7 LLC

LD Acquisition Company 8 LLC

LD Acquisition Company 9 LLC

LD Acquisition Company 10 LLC

LD Acquisition Company 11 LLC

LDC Asset OpCo Pty Ltd

LDC Opco Acquisition Company Pty Ltd.

LDC Opco Holdings Company Pty Ltd.

McCrary Holdings I, LLC

MD 7 Funding One, LLC

MD7 Capital Three, LLC

Verus Management Two, LLC

LMRK Guarantor Co. LLC

LMRK Issuer Co. LLC

EXHIBIT A-1

FORM OF OPINION OF LATHAM & WATKINS LLP

1.              The Partnership is a limited partnership under the Delaware LP Act with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

2.              The General Partner is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties, to conduct its business and to act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

3.              Operating LLC is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that Operating LLC is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

4.              Each of Landmark Infrastructure Asset OpCo LLC, LD Acquisition Company LLC, LD Acquisition Company 2 LLC, LD Acquisition Company 5 LLC, LD Acquisition Company 6 LLC, LD Acquisition Company 7 LLC, LD Acquisition Company 8 LLC (“LDAC 8”), LD Acquisition Company 9 LLC (“LDAC 9”), LD Acquisition Company 10 LLC (“LDAC 10”), LD Acquisition Company 11 LLC, Verus Management Two, LLC, MD7 Funding One, LLC, MD7 Capital Three, LLC, LMRK Guarantor Co. LLC (“LMRK Guarantor”) and LMRK Issuer Co. LLC (“LMRK Issuer”) (collectively, the “Delaware Subsidiaries”) is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that each Delaware Subsidiary is validly existing and in good standing under the laws of the State of Delaware and is

Exhibit A-1 1

qualified to do business in the states set forth opposite its name on Exhibit A hereto.

5.              McCrary Holdings I, LLC (“McCrary”) is a limited liability company under the Texas Business Organizations Code (the “TBOC”) with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that McCrary is validly existing and in good standing under the laws of the State of Texas and is qualified to do business in the states set forth opposite its name on Exhibit A hereto.

6.              The Units to be issued and sold by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when the Units have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and free of preemptive rights arising under the Delaware LP Act or from the Partnership Organizational Documents. Under the Delaware LP Act and the Partnership Agreement(1), purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

7.              The execution, delivery and performance of the Underwriting Agreement by each of the Partnership Parties have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of each of the Partnership Parties; and the Underwriting Agreement has been duly executed and delivered by each of the Partnership Parties.

8.              The execution and delivery of the Underwriting Agreement by each of the Partnership Parties and the issuance and sale of the Units by the Partnership to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:

(i)    violate the Organizational Documents of any of the Partnership Entities; or

(1)         NTD: For the avoidance of doubt, Partnership Agreement as used herein shall be the Third Amended and Restated Agreement of Limited Partnership.

Exhibit A-1 2

(ii)    result in the breach of or a default under any of the Specified Agreements(2); or

(iii)    violate any federal, California, Texas or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act or the Delaware LLC Act; or

(iv)    require any consents, approvals, or authorizations to be obtained by the Partnership Entities from, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under any federal, California, Texas or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act or the Delaware LLC Act on or prior to the date hereof that have not been obtained or made.

9.              The statements in the Preliminary Prospectus and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “Description of Series B Preferred Units” and “Our Partnership Agreement” insofar as they purport to constitute a summary of the terms of the Common Units or the Series B Preferred Units are accurate summaries in all material respects.

10.       The statements in the Preliminary Prospectus and the Prospectus under the captions “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “The Partnership Agreement” and “Investment in Landmark Infrastructure Partners LP by Employee Benefit Plans,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the Delaware LP Act or Delaware LLC Act referred to therein, are an accurate description or summary in all material respects.

11.       The Partnership is not, and immediately after giving effect to the sale of the Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

12.       With your consent, based solely upon a review on the date hereof of the Partnership Organizational Documents, certain minutes of meetings, certain resolutions of the board of directors of the General Partner and the Partnership

(2)              NTD: Specified Agreements shall include (i) all indentures, credit facilities and other debt-related instruments of the Partnership listed as exhibits to or incorporated by reference into the Registration Statement pursuant to Item 601(b) of Regulation S-K, and (ii) the Contribution, Conveyance and Assumption Agreement, dated November 19, 2014, the Omnibus Agreement, dated November 19, 2014, the Asset Purchase Agreement, dated as of March 4, 2015, and the Asset Purchase Agreement, dated as of April 8, 2015, each as incorporated by reference into the Registration Statement pursuant to Item 601(b) of Regulation S-K.

Exhibit A-1 3

Register (as defined in the Partnership Agreement), the General Partner is the sole general partner of the Partnership, and the owner of the non-economic general partner interest in the Partnership (the “General Partner Interest”) and all of the outstanding incentive distribution rights (the “IDRs”) of the Partnership (together, the “GP Ownership Interests”). The issuance and sale of the GP Ownership Interests have been duly authorized by all necessary limited partnership action of the Partnership, and such GP Ownership Interests have been validly issued in accordance with the Partnership Agreement. Under the Delaware LP Act, the General Partner will have no obligation to make further payments for its ownership of the IDRs or contributions to the Partnership solely by reason of its ownership of the IDRs. With your consent, based solely upon a review of the Lien Search, we confirm that the GP Ownership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement, (ii) arising under the Landmark Credit Facility or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

13.       With your consent, based solely upon a review on the date hereof of the Operating LLC Organizational Documents, certain minutes of meetings and certain resolutions of the sole member of Operating LLC, all of the issued and outstanding limited liability company interests of Operating LLC (the “Operating LLC Membership Interests”) are owned of record by the Partnership. The issuance and sale of the Operating LLC Membership Interests have been duly authorized by all necessary limited liability company action of Operating LLC, and such Operating LLC Membership Interests have been validly issued in accordance with the Operating LLC Agreement. Under the Delaware LLC Act, the Partnership will have no obligation to make further payments for its ownership of the Operating LLC Membership Interests or contributions to Operating LLC solely by reason of its ownership of the Operating LLC Membership Interests or its status as the sole member of Operating LLC and no personal liability for the obligations of Operating LLC solely by reason of being the sole member of Operating LLC. With your consent, based solely upon a review of the Lien Search, we confirm that the Operating LLC Membership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the Operating LLC Agreement, (ii) arising under the Credit Agreement or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

14.       With your consent, based solely upon a review on the date hereof of the governing documents of the Delaware Subsidiaries, certain minutes of meetings and certain resolutions of the sole member of Operating LLC and the Board of Directors, all of the issued and outstanding limited liability company interests of each of the Delaware Subsidiaries except for LMRK Issuer, LDAC 8, LDAC 9 and LDAC 10 (each “Subsidiary Membership Interests”) are owned of record by Operating LLC. The issuance and sale of each Subsidiary Membership Interest

Exhibit A-1 4

has been duly authorized by all necessary limited liability company action of the applicable Delaware Subsidiary, and such Subsidiary Membership Interests have been validly issued in accordance with the applicable limited liability company agreement of the applicable Delaware Subsidiary. Under the Delaware LLC Act, Operating LLC will have no obligation to make further payments for its ownership of any Subsidiary Membership Interests or contributions to the applicable Delaware Subsidiary solely by reason of its ownership of the corresponding Subsidiary Membership Interests or its status as the sole member of such Delaware Subsidiary and no personal liability for the obligations of any Delaware Subsidiary solely by reason of being the sole member of the Delaware Subsidiaries. With your consent, based solely upon a review of the Lien Search, we confirm that the Subsidiary Membership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the limited liability company agreement of the applicable Delaware Subsidiary, (ii) arising under the (a) Credit Agreement or (b) the Guarantee and Security Agreement, dated as of June 16, 2016, between LMRK Guarantor and Deutsche Bank Trust Company Americas, or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary and the Prospectus.

15.       With your consent, based solely upon a review on the date hereof of the governing documents of LMRK Issuer, certain minutes of meetings and certain resolutions of the sole member of Operating LLC and the Board of Directors, all of the issued and outstanding limited liability company interests of LMRK Issuer (the “LMRK Issuer Membership Interests”) are owned of record by LMRK Guarantor. The issuance and sale of the LMRK Issuer Membership Interests have been duly authorized by all necessary limited liability company action of LMRK Issuer, and such LMRK Issuer Membership Interests have been validly issued in accordance with the Limited Liability Company Agreement of LMRK Issuer (the “LMRK Issuer LLC Agreement”). Under the Delaware LLC Act, LMRK Guarantor will have no obligation to make further payments for its ownership of the LMRK Issuer Membership Interests or contributions to LMRK Issuer solely by reason of its ownership of the LMRK Issuer Membership Interests or its status as the sole member of LMRK Issuer and no personal liability for the obligations of LMRK Issuer solely by reason of being the sole member of LMRK Issuer. With your consent, based solely upon a review of the Lien Search, we confirm that the LMRK Issuer Membership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the LMRK Issuer LLC Agreement, (ii) arising under (a) the Credit Agreement or (b) the Indenture, dated as of June 16, 2016 (the “Indenture”), by and among LMRK Issuer, LDAC 8, LDAC 9 and LDAC 10 (collectively, the “Obligors”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by that certain Indenture Supplement, dated as of June 16, 2016 (the “Supplemental Indenture”), by and among the Obligors and the Indenture Trustee or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

Exhibit A-1 5

16.       With your consent, based solely upon a review on the date hereof of the governing documents of LDAC 8, LDAC 9 and LDAC 10 (each, an “LDAC Entity” and together, the “LDAC Entities”), certain minutes of meetings and certain resolutions of the sole member of Operating LLC and the Board of Directors, all of the issued and outstanding limited liability company interests of the LDAC Entities (the “LDAC Membership Interests”) are owned of record by LMRK Issuer. The issuance and sale of the LDAC Membership Interests have been duly authorized by all necessary limited liability company action of the LDAC Entities, and such LDAC Membership Interests have been validly issued in accordance with the applicable limited liability company agreement of the applicable LDAC Entity. Under the Delaware LLC Act, LMRK Issuer will have no obligation to make further payments for its ownership of the LDAC Membership Interests or contributions to the LDAC Entities solely by reason of its ownership of the LDAC Membership Interests or its status as the sole member of the LDAC Entities and no personal liability for the obligations of the LDAC Entities solely by reason of being the sole member of the LDAC Entities. With your consent, based solely upon a review of the Lien Search, we confirm that the LDAC Membership Interests are free and clear of Liens other than those (i) created by or arising under the Delaware LLC Act or the limited liability company agreement of the applicable LDAC Entity, (ii) arising under (a) the Credit Agreement or (b) the Indenture, as supplemented by the Supplemental Indenture or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

17.       With your consent, based solely upon a review on the date hereof of the governing documents of McCrary, certain minutes of meetings and certain resolutions of the sole member of Operating LLC and the Board of Directors, all of the issued and outstanding limited liability company interests of McCrary (the “McCrary Membership Interest”) are owned of record by Operating LLC. The issuance and sale of the McCrary Membership Interest has been duly authorized by all necessary limited liability company action of McCrary, and the McCrary Membership Interest has been validly issued in accordance with the limited liability company agreement of McCrary. Under the TBOC, Operating LLC will have no obligation to make further payments for its ownership of the McCrary Membership Interest or contributions to McCrary solely by reason of its ownership of the McCrary Membership Interest or its status as the sole member of McCrary and no personal liability for the obligations of McCrary solely by reason of being the sole member of McCrary. With your consent, based solely upon a review of the Lien Search, we confirm that the McCrary Membership Interest is free and clear of Liens other than those (i) created by or arising under the TBOC or the McCrary LLC Agreement, (ii) arising under the Credit Agreement or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

Exhibit A-1 6

18.       With your consent, based solely upon a review on the date hereof of the Partnership Organizational Documents, certain minutes of meetings, certain resolutions of the Board of Directors and the Partnership Register (as defined in the Partnership Agreement), after giving effect to the issuance and sale on the date hereof of the Units pursuant to the Underwriting Agreement, the issued and outstanding partnership interests of the Partnership consist of 12,155,154 Common Units, 863,657 Series A Preferred Units, 1,600,000 Series B Preferred Units, 3,135,109 Subordinated Units, the GP Ownership Interests and the limited partner interests in the Partnership issued pursuant to the Partnership’s long-term incentive plan.

19.       The Registration Statement has become effective under the Securities Act. With your consent, based solely upon a review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.html at [•] on August 8, 2016, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430B under the Securities Act, and the Permitted Free Writing Prospectus has been filed in accordance with Rule 433(d) under the Securities Act.

20.       The Registration Statement at August [•], 2016, including the information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Form T-1. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

Exhibit A-1 7

EXHIBIT A-2

FORM OF NEGATIVE ASSURANCE LETTER OF

LATHAM & WATKINS LLP

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•                  the Registration Statement, at the time it became effective on August [•], 2016, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•                  the Preliminary Prospectus, as of [•] (New York time) on August [•], 2016, when taken together with the Pricing Term Sheet and the Incorporated Documents at that time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•                  the Prospectus, as of its date and as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Term Sheet, the Prospectus or the Incorporated Documents.

EXHIBIT A-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus, our opinion that is filed as Exhibit 8.1 to the current report on Form 8-K of the Partnership dated on or about [•], 2016 is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

EXHIBIT A-4

FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY

1.                                      There are no actions, suits, claims, investigations or proceedings pending or, to such counsel’s knowledge after due inquiry, threatened or contemplated to which any Partnership Entity is or would be a party or to which any of their respective properties is or would be subject that are required to be described or incorporated by reference in the Registration Statement or the Prospectus and are not so described or incorporated by reference therein.

2.                                      The Partnership Entities have received all permits, licenses or other approvals required of them to conduct their respective businesses under applicable federal, state and local laws and regulations, and are in compliance with all terms and conditions of any such permit, license or approval, except where such failure to receive required permits, licenses or other approvals or failure to comply with their terms and conditions would have no Material Adverse Effect.

3.                                      There are no contracts or documents that are required by law to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement and that have not been so described, incorporated by reference or filed as required.

EXHIBIT A-5

FORM OF OPINION OF MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1. The Third Amended and Restated Partnership Agreement constitutes a valid and binding agreement of the General Partner and Landmark, and is enforceable against the General Partner and Landmark, in accordance with its terms.

2. The GP Agreement constitutes a valid and binding agreement of Landmark, and is enforceable against Landmark, in accordance with its terms.

3. The Operating LLC Agreement constitutes a valid and binding agreement of the Partnership and is enforceable against the Partnership, in accordance with its terms.

EXHIBIT B

FORM OF LOCK-UP LETTER TO BE SIGNED BY OFFICERS,
DIRECTORS AND CERTAIN UNITHOLDERS

, 2016

UBS SECURITIES LLC

RBC CAPITAL MARKETS, LLC

FBR CAPITAL MARKETS & CO.

As Representatives of the Several Underwriters

Identified in Schedule I Thereto

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Partnership Parties (as defined in the Underwriting Agreement) providing for the purchase by the several Underwriters of Series B Cumulative Redeemable Perpetual Preferred Units representing limited partner interests (the “Series B Preferred Units”) in Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), from the Partnership, and that the Underwriters propose to reoffer the Preferred Units to the public (the “Public Offering”). The Partnership’s 8.00% Series A Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership are referred to collectively herein with the Series B Preferred Units as the “Preferred Units.”

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of UBS Securities LLC, RBC Capital Markets, LLC and FBR Capital Markets & Co. (collectively, the “Representatives”) on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), directly or indirectly (1) offer for sale, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (each within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any

Exhibit B 1

Preferred Units, any options or warrants to purchase any Preferred Units, or any securities convertible into or exercisable or exchangeable for or that represent the right to receive Preferred Units, (2) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Preferred Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Units or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to (other than piggyback registration rights, if any) the registration of any Preferred Units or the filing of any registration statement with respect thereto, or (4) publicly disclose or announce an intention to effect any transaction specified in clause (1), (2) or (3).  The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer by the undersigned of Preferred Units except in compliance with this lock-up agreement.

The foregoing restrictions shall not apply to (a) the sale of the Series B Preferred Units in the Public Offering, (b) transfers of Preferred Units or any security convertible into Preferred  Units as a bona fide gift, (c) transfers by will or estate or intestate succession to the undersigned’s family, or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s family, or (d) pro rata transfers or distributions, if the undersigned is not a natural person, of Preferred Units or any security convertible into Preferred Units to limited partners, members, subsidiaries, equityholders or affiliates of the undersigned to the extent the undersigned is a partnership or limited liability company; provided that in the case of any transfer, distribution or issuance pursuant to clause (b), (c) or (d), (i) each donee, heir, legatee, trustee, distributee, transferee or recipient shall sign and deliver (or has signed and delivered) a lock up letter substantially in the form of this letter for the balance of the Restricted Period, and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Preferred Units, shall be required or shall be voluntarily made during the Restricted Period.

The undersigned understands that, if the undersigned is an officer or director of the General Partner, (1) the Representatives will notify the Partnership at least three business days before the effective date of any release or waiver of the foregoing restrictions, (2) the Partnership will announce the impending release or waiver by a press release through a major news service announcing such waiver or release, and (3) any release or waiver granted by the Representative under this agreement will only be effective two business days after the publication date of such press release.

The undersigned understands that the Partnership and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership Parties and the Underwriters.

Exhibit B 2

It is understood that, if the Partnership notifies the Representatives in writing that it does not intend to proceed with the Public Offering or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Preferred Units, this lock-up agreement shall be terminated and be of no further force or effect.

Exhibit B 3

Very truly yours,

(Name)

(Address)

Signature Page to Lock-Up Letter
(Landmark Infrastructure Partners LP - August 2016 Series B Preferred Unit Offering)

EXHIBIT C

FREE WRITING PROSPECTUS
Filed pursuant to Rule 433
Registration Statement No. 333-208316
August 3, 2016

PRICING TERM SHEET

LANDMARK INFRASTRUCTURE PARTNERS LP

7.90% Series B Cumulative Redeemable Perpetual Preferred Units
(Liquidation Preference $25.00 per Unit)

Issuer:	Landmark Infrastructure Partners LP

Securities Offered:	7.90% Series B Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units”).

Number of Units:	1,600,000 Series B Preferred Units.

Number of Option Units:	240,000 Series B Preferred Units.

Public Offering Price:	$25.00 per unit; $40,000,000 total (assuming no exercise of the underwriters’ option to purchase additional units).

Underwriting Discounts:	$0.7875 per unit; $1,260,000 total (assuming no exercise of the underwriters’ option to purchase additional units).

Maturity Date:	Perpetual (unless redeemed by the issuer on or after August 8, 2021 or in connection with a change of control).

Ratings:	The Series B Preferred Units will not be rated.

Trade Date:	August 3, 2016

Settlement Date:	August 8, 2016 (T+3)

Liquidation Preference:	$25.00 per Series B Preferred Unit, plus accumulated and unpaid distributions.

Distribution Rate:	7.90% per annum for cash payment, based on liquidation preference of $25.00 per Series B Preferred Unit.

Distribution Payment Dates:

The “Distribution Payment Dates” for the Series B Preferred Units will be the 15th day of February, May, August and November of each year, commencing on November 15, 2016. The initial distribution on the Series B Preferred Units will be paid on November 15, 2016 in an amount equal to $0.5321527 per unit. Distributions on the Series B Preferred Units will accumulate at a rate of 7.90% per annum per $25.00 stated liquidation preference per Series B Preferred Unit.

Optional Redemption:

The Partnership shall have the option to redeem the Series B Preferred Units, in whole or in part, on or after August 8, 2021 or upon a change of control within 120 days after the first date on which such change of control occurs at the liquidation preference of $25.00 per unit, plus accrued but unpaid distributions.

Change of Control Conversion Unit Cap:	2.85551

CUSIP/ISIN:	51508J 306 / US51508J3068

Joint Book-Running Managers:	UBS Securities LLC RBC Capital Markets, LLC FBR Capital Markets & Co.

Co-Managers:	Janney Montgomery Scott LLC Wunderlich Securities, Inc.

Listing:

The issuer intends to file an application to list the Series B Preferred Units on the NASDAQ Global Market under the symbol “LMRKO.” If the application is approved, trading of the Series B Preferred Units on the NASDAQ Global Market is expected to commence within 30 days after their original issue date.

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

For the year ended December 31, 2015 and the six months ended June 30, 2016, our ratio of earnings to fixed charges, on a pro forma basis giving effect to this offering, would have been less than 1:1 for each period. On a pro forma basis giving effect to this offering, earnings were inadequate to cover fixed charges by $2.5 million and $1.7 million for the year ended December 31, 2015 and the six months ended June 30, 2016, respectively.

ADDITIONAL INFORMATION:

All information (including financial information) presented in the Preliminary Prospectus is deemed to have changed to the extent affected by the changes described herein.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the units and is not soliciting an offer to buy the units in any jurisdiction where the offer or sale is not permitted.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling UBS Securities LLC at (888) 827-7275, RBC Capital Markets, LLC at (866) 375-6829, or FBR Capital Markets & Co. at (703) 312-9726.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED, SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.